Exhibit 99.1

BRE FINANCIAL NEWS

Investor Contact: Edward F. Lange, Jr., 415.445.6559
Media Contact: Thomas E. Mierzwinski, 415.445.6525

FOR IMMEDIATE RELEASE

                  BRE Properties Announces Annual Meeting Dates

March 9, 2006 (San Francisco) - BRE Properties, INC., (NYSE:BRE) today announced that its 36th Annual Meeting of Shareholders will be held on Thursday, May 4, 2006. Proxy statements, Annual Reports to Shareholders, voting materials and meeting information will be mailed commencing on or about April 3, 2006, to shareholders of record as of March 15, 2006. The meeting will be held at the Pan Pacific Hotel, 500 Post Street, San Francisco, CA 94102, 10:00 a.m. Pacific Time.

About BRE

BRE Properties-a real estate investment trust-develops, acquires and manages apartment communities convenient to its residents' work, shopping, entertainment and transit in supply-constrained Western U.S. markets. BRE directly owns and operates 85 apartment communities totaling 23,954 units in California, Arizona, Washington and Colorado. The company has nine other properties in various stages of development and construction, totaling 2,312 units, and joint venture interests in two additional apartment communities, totaling 488 units. As of 12/31/05

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             BRE Properties, Inc. o 44 Montgomery Street, 36th Floor
    o San Francisco, CA 94104 o Fax: 415-445-6505 o http://breproperties.com